Exhibit 99.1

April 17, 2020

Miami, April 17, 2020   -- Professional Holding Corp. [NASDAQ: PFHD], the parent company of Professional Bank, today announced that it will host its 2020 Annual Meeting of Shareholders virtually due to the COVID-19 pandemic and to prioritize the health and well-being of participants.

The Annual Meeting will be held in a virtual-only format at 10 a.m. Eastern time on April 28, 2020. Shareholders will not be able to attend the 2020 Annual Meeting in person.

As previously reported, shareholders at the close of business on the record date, March 16, 2020, are entitled to join the Annual Meeting. To be admitted to the Annual Meeting and view the proxy materials for the Meeting, shareholders should visit https://myprobank.com/ir/.

Proxy cards and voting instruction forms for the Annual Meeting will not be updated to reflect the change from an in-person meeting to a virtual-only meeting but should be used to vote shares at the Meeting.

Whether or not shareholders plan to join the virtual-only Annual Meeting, shareholders are urged to vote and submit their proxies in advance of the Meeting by one of the methods described in the proxy materials.